UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 30, 2010
____________________________

ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2010, the Compensation Committee of the Registrant’s Board of Directors (the “Compensation Committee”) approved the Registrant’s entry into a Management Consulting Agreement (the “Management Agreement”) with Thomas W. Gardner.  The Management Agreement replaces the Registrant’s existing employment contract with Mr. Gardner.  A copy of the Management Agreement is being furnished as Exhibit 10.1 to this report and is incorporated herein by reference.

The Management Agreement is effective as of August 30, 2010 and has an initial term of three years.  Under the terms of the Management Agreement, Mr. Gardner will be engaged to provide consulting and management services to the Registrant relating to the functions of chief executive officer of the Registrant and will have the full range of executive duties and responsibilities that are customary for public company chief executive officers, reporting to the Registrant’s board of directors.  Mr. Gardner will be engaged until December 31, 2010 on a non-exclusive basis.  Starting January 1, 2011, the Registrant’s board of directors will have the option, with 90 days written notice, to employ Mr. Gardner on a full-time basis as the Registrant’s chief executive officer.  If Mr. Gardner declines such employment the Registrant may terminate the Management Agreement with 30 days written notice.

Mr. Gardner will receive an annual fee at an initial rate of $144,000, with an increase to $160,000 on the earlier of August 30, 2011 or the Registrant’s employment of Mr. Gardner on a full-time basis.  In the event Mr. Gardner is employed on a full-time basis, Mr. Gardner’s annual compensation shall increase to $190,000 on the first anniversary of his employment date and to $240,000 on the second anniversary of his employment date.  Notwithstanding the foregoing, in the event that the Registrant consummates a capital raise transaction of at least $3,500,000 (a “Funding”), Mr. Gardner’s annual compensation shall increase to $190,000 if such Funding is consummated before August 30, 2012, and $240,000 if such Funding is consummated on or after August 30, 2012.  Mr. Gardner is also entitled to receive an annual bonus equal to 30% of his then applicable annual compensation if the Registrant successfully completes a Funding and the Registrant realizes certain operating benchmarks to be determined by the Compensation Committee in the respective fiscal year.  In addition, Mr. Gardner is entitled to reimbursement of his reasonable legal fees (up to $10,000) incurred in connection with negotiating the Management Agreement.  Payments under the Management Agreement shall be grossed up to cover any taxes, interest and/or penalties incurred as a result of any payment under the Management Agreement being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The Management Agreement will terminate upon 30 days written notice by the Registrant if Mr. Gardner declines full time employment after the Registrant’s exercise of its option to employ Mr. Gardner on a full-time basis, Mr. Gardner’s death or Disability (as defined in the Management Agreement), the Registrant’s termination of the Management Agreement for Cause (as defined in the Management Agreement) or without Cause, or Mr. Gardner’s termination of the Management Agreement for Good Reason (as defined in the Management Agreement) or without Good Reason.  Upon the termination of the Management Agreement for any reason the Registrant has agreed to pay Mr. Gardner his then current annual base compensation then earned, accrued vacation (if any) and unpaid reimbursements due to Mr. Gardner for expenses incurred by Mr. Gardner prior to the date of termination, subject to the applicable provisions of the Management Agreement.  Upon the termination of the Management Agreement as a result of Mr. Gardner’s death or as a result of the Registrant’s termination thereof without Cause or Mr. Gardner’s termination thereof for Good Reason, the Registrant has also agreed to pay Mr. Gardner a prorated annual bonus (based on his then current annual base compensation), to the extent earned.  In addition, upon the Registrant’s termination of the Management Agreement without cause or upon Mr. Gardner’s termination of the Management Agreement for Good Reason, the Registrant has agreed to pay Mr. Gardner, subject the parties’ entry into a general release, a lump sum payment of one year’s then current annual base compensation as severance.  The parties have agreed to resolve disputes under the Management Agreement through arbitration.

As an inducement material to Mr. Gardner’s decision to enter into the Management Agreement the Compensation Committee granted to Mr. Gardner options under the Registrant’s 2010 Stock Incentive Plan (the “Plan”) to purchase 1,000,000 shares of the Registrant’s common stock (“Common Stock”).  The options have a term of 7 years, a per share exercise price of $1.11 and vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter until fully vested.

On August 30, 2010, the Compensation Committee also approved the Registrant’s entry into an Employment Agreement (the “Employment Agreement”) with Mark Selawski.  The Employment Agreement replaces the Registrant’s existing employment agreement with Mr. Selawski.  A copy of the Employment Agreement is being furnished as Exhibit 10.2 to this report and is incorporated herein by reference.

The Employment Agreement is effective as of August 30, 2010 and has an initial term of two years.  Under the terms of the Employment Agreement, Mr. Selawski will be employed as the Registrant chief financial officer reporting to the Registrant’s chief executive officer.

Mr. Selawski will receive an annual salary at an initial rate of $144,000, with an increase to $168,000 on August 30, 2011.  Notwithstanding the foregoing, in the event that the Registrant consummates a Funding Mr. Selawski’s annual salary shall increase to $180,000 if such Funding is consummated before August 30, 2011, and $210,000 if such Funding is consummated on or after August 30, 2011.  Mr. Selawski is also entitled to receive an annual bonus equal to 30% of his then applicable annual salary if the Registrant successfully completes a Funding and the Registrant realizes certain operating benchmarks to be determined by the Compensation Committee in the respective fiscal year.  Mr. Selawski will receive an automobile allowance of $300 per month, or with his consent, the Registrant may lease a vehicle for Mr. Selawski’s use in lieu of paying such automobile allowance, and will be entitled to three weeks annual paid vacation.  Mr. Selawski is also entitled to reimbursement of his reasonable legal fees (up to $10,000) incurred in connection with negotiating the Employment Agreement.  Payments under the Employment Agreement shall be grossed up to cover any taxes, interest and/or penalties incurred as a result of any payment under the Employment Agreement being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The Employment Agreement will terminate upon Mr. Selawski’s death or Disability (as defined in the Employment Agreement), the Registrant’s termination of the Employment Agreement for Cause (as defined in the Employment Agreement) or without Cause, or Mr. Selawski’s termination of the Employment Agreement for Good Reason (as defined in the Employment Agreement) or without Good Reason.  Upon the termination of the Employment Agreement for any reason the Registrant has agreed to pay Mr. Selawski his then current annual base salary then earned, accrued vacation and unpaid reimbursements due to Mr. Selawski for expenses incurred by Mr. Selawski prior to the date of termination, subject to the applicable provisions of the Employment Agreement.  Upon the termination of the Employment Agreement as a result of Mr. Selawski’s Disability or as a result of the Registrant’s termination thereof without Cause or Mr. Selawski’s termination thereof for Good Reason, the Registrant has agreed to offer COBRA coverage without administrative markup for a period of 18 months, or the maximum term permitted by then applicable law, if Mr. Selawski is not covered by any other comprehensive insurance that provides a comparable level of benefits to those provided under the Registrant’s then effective health plan.  Upon the termination of the Employment Agreement as a result of Mr. Selawski’s death the Registrant has agreed to pay Mr. Selawski a prorated annual bonus (based on his then current annual base salary) to the extent earned.  In addition, upon the Registrant’s termination of the Employment Agreement without Cause or upon Mr. Selawski’s termination of the Employment Agreement for Good Reason, the Registrant has agreed to pay Mr. Selawski, subject the parties’ entry into a general release, a lump sum payment of one year’s then current annual base salary as severance.  The parties have agreed to resolve disputes under the Employment Agreement through arbitration.

As an inducement material to Mr. Selawski’s decision to enter into the Employment Agreement the Compensation Committee granted to Mr. Selawski options under the Plan to purchase 250,000 shares of Common Stock.  The options have a term of 7 years, a per share exercise price of $1.11 and vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter until fully vested.

On August 30, 2010, the Compensation Committee also approved the grant of the following options to the following directors of the Registrant under the Plan:

Chaim Davis	75,000 shares of Common Stock
Gary Freeman	75,000 shares of Common Stock
Boris Ratiner, M.D.	75,000 shares of Common Stock
Filiberto Zadini, M.D.	50,000 shares of Common Stock

Each option has a term of seven years and a per share exercise price of $1.11, the closing price the Common Stock as quoted on the OTC Bulletin Board on August 30, 2010.  The options vest 25% on the date of grant and on each anniversary thereof until fully vested.

In making all option issuances without registration under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant relied upon one or more of the exemptions from registration contained in and/or promulgated under Section 4(2) of the Securities Act as each of the option recipients was an accredited investor and no general solicitation or advertising was used in connection with the option issuances.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Management Consulting Agreement dated August 30, 2010, between the Registrant and Thomas W. Gardner.

10.2	Employment Agreement dated August 30, 2010, between the Registrant and Mark Selawski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date:  September 3, 2010                                                                By: /s/ Mark Selawski
  Mark Selawski
  Chief Financial Officer & Secretary

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